UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein:

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 1 to the Credit Agreement

On March 4, 2011, in connection with the previously announced agreement by the Company and its subsidiaries to purchase the majority of the real estate investment management business of Netherlands-based ING Group N.V. and certain related co-investments (the “Acquisition”), the Company, CB Richard Ellis Services, Inc., a subsidiary of the Company (“Services”), certain subsidiaries of Services, the lenders party thereto, and Credit Suisse AG (“Credit Suisse”), as Administrative Agent and Collateral Agent, entered into an amendment (“Amendment No. 1”) to the Credit Agreement, dated as of November 10, 2010 (the “Credit Agreement”), among the Company, Services, certain subsidiaries of Services, the lenders party thereto and Credit Suisse, as Administrative Agent and Collateral Agent.

Amendment No. 1 amended the Credit Agreement to:

•	add an exception to the permitted acquisition and investment covenant to allow for the Acquisition;

•	permit the existence of up to $110 million of guarantees in existence at the time the Acquisition is consummated by subsidiaries of ING related entities being acquired;

•

allow restricted payments in connection with repurchases of equity interests of CBRE Clarion Securities LLC, a newly formed Delaware limited liability company that, upon the consummation of the Acquisition will be owned at least 70%, on a fully-diluted basis, directly or indirectly by the Company;

•	permit additional wholly-owned subsidiaries of Services to be borrowers of the New Term Loans (as defined below);

•	maintain the availability of the incremental facility under the Credit Agreement at $800 million;

•	permit a subsidiary of Services to integrate its existing securities investment management business with the securities investment management business acquired as part of the Acquisition; and

•	provide certain other ancillary amendments related thereto.

Incremental Assumption Agreement

On March 4, 2011, the Company, Services, certain subsidiaries of Services, the lenders party thereto and Credit Suisse, as Administrative Agent, entered into the Incremental Assumption Agreement (the “Incremental Agreement”) under the Credit Agreement. The Incremental Agreement provides Services with up to an aggregate of $400 million of delayed draw, seven year senior secured term loans under a new Tranche C facility and up to an aggregate of $400 million of delayed draw, eight and one-half year senior secured term loans under a new Tranche D facility (together, the “New Term Loans”), the proceeds of which will be used to finance, in part, the Acquisition.

Borrowings of the New Term Loans will bear interest at a rate equal to the “applicable rate” plus, at the Borrowers’ option, either (1) a base rate (“Base Rate”) determined by reference to the greatest of (a) the prime rate determined by Credit Suisse, (b) the federal funds rate plus 1/2 of 1% and (c) the sum of (i) an adjusted LIBO rate (“LIBO Rate”) determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars, Pounds or Euro, as applicable, for the applicable interest period of one month plus (ii) 1.00% or (2) a reserve adjusted LIBO rate determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars, Pounds or Euro, as applicable, for the applicable interest period.

The “applicable rates” for the LIBO Rate Tranche C term loan and the Base Rate Tranche C term loan are 3.25% and 2.25%, respectively. The “applicable rates” for the LIBO Rate Tranche D term loan and the Base Rate Tranche D term loan are 3.50% and 2.50%, respectively.

In addition, the Incremental Agreement provides that, among other things:

•	upfront fees of 0.5% of the aggregate principal amount of the Tranche C and Tranche D term loan commitments will be payable to the Tranche C and Tranche D Lenders, respectively;

•

Services will be required to repay installments on the Tranche C Loans and the Tranche D Loans in quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amounts thereof; and

•

fees will be payable quarterly in arrears to the Tranche C and Tranche D Lenders in the percentage set forth below of the daily aggregate principal amount of each Lender’s unused commitments under the applicable facility outstanding, and will begin to accrue on the 31st day following the effective date of the Incremental Agreement, and continue up to but excluding the day on which such commitments have been reduced to zero or otherwise terminated:

Period	Tranche C Unused Fee Percentage	Tranche D Unused Fee Percentage
Commencing the 31st day following the effective date of the Incremental Agreement, up to and including the 90th day after the effective date of the Incremental Agreement	1.625%	1.75%

Thereafter	3.25%	3.50%

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Amendment No. 1, the Incremental Agreement or the Credit Agreement, as applicable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Amendment No. 1 to the Credit Agreement, dated as of March 4, 2011, among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent.

10.2	Incremental Assumption Agreement, dated as of March 4, 2011, among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2011	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ Gil Borok
Gil Borok
Chief Financial Officer